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                                                                   EXHIBIT 10.18

                               PARK `N VIEW, INC.
                                COMPENSATION PLAN


         THIS COMPENSATION PLAN (the "Plan") is hereby established by Park `N View, Inc. (the "Corporation") in order to provide incentives for eligible key employees of the Corporation to achieve individually-targeted and specific corporate goals with respect to such employees' performance with the Corporation.

1. EFFECTIVE DATE

         This Plan shall be effective as of February 5, 1998.

2. ELIGIBLE EMPLOYEES

         Prior to the beginning of each fiscal year, or as soon as administratively possible thereafter, or from time to time as determined by the Board of Directors of the Corporation (the "Board"), the Board in its sole discretion shall determine those employees who shall be eligible to receive a bonus for such year pursuant to the terms of the provisions of the Plan. Any such employees determined by the Board to be eligible for a bonus hereunder, for all or a portion of a fiscal year, shall be referred to herein as "Eligible Employees". Following a determination as to eligibility, each such Eligible Employee shall receive a schedule which sets forth the criteria for receiving a bonus hereunder, as well as the amount of the bonus which such Eligible Employee shall be eligible to receive (the "Schedule"). Such Schedule, described in Sections 3 and 4 below, shall be substantially in the form and manner set forth on Exhibit A attached hereto.

3. ESTABLISHMENT OF CORPORATE GOALS

         As of the commencement of the Plan and prior to the beginning of each fiscal year thereafter, the Board shall establish annual goals as to the Corporation's earnings before interest, taxes, depreciation and amortization ("Corporate Goals"). The Corporate Goals shall be reflected in the Schedule provided to each Eligible Employee under the Plan. The Board and an Eligible Employee shall be entitled to modify any Corporate Goal during a fiscal year, and all such modifications shall be documented by amending the Schedule provided hereunder.

         The amount of the bonus which each Eligible Employee shall be eligible to receive for a fiscal year which is dependent upon achievement of the Corporate Goals shall be set forth in the Schedule provided to such Eligible Employee for such fiscal year. Following the close of a fiscal year the Board shall make the determination of whether the Corporation has achieved the Corporate Goals in its sole discretion based on the Corporation's financial statements for such fiscal year.


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4. ESTABLISHMENT OF INDIVIDUAL GOALS

         As of the commencement of the Plan and prior to the beginning of each fiscal year thereafter, the Board shall establish one or more functional and/or personal goals to be achieved by the Eligible Employee during each fiscal year or the balance of such year (the "Individual Goals"). An Eligible Employee's Individual Goals shall be reflected in the Schedule provided to the Eligible Employee under the Plan. The Board and an Eligible Employee shall be entitled to modify any such Individual Goal during a fiscal year, and all such modifications shall be documented by amending the Schedule provided hereunder.

         The amount of the bonus which each Eligible Employee shall be eligible to receive for a fiscal year which is dependent on the Eligible Employee's achievement of his or her Individual Goals shall be set forth in the Schedule provided to such Eligible Employee for such fiscal year. The Board shall make the determination of whether an Eligible Employee has achieved his or her Individual Goals for a fiscal year in its sole discretion based the Corporation's records of the Eligible Employee's performance during the fiscal year.

5. ENTITLEMENT TO BONUS

         (a) Any bonus payable to an Eligible Employee for a fiscal year pursuant to the Plan shall be paid to the Eligible Employee in a lump sum in cash and/or in stock (valued at fair market value of the stock at the date of grant, all as determined by the Board in its sole discretion.

         (b) Except as provided in subsection (c) below, notwithstanding any other provision of the Plan, an Eligible Employee shall become entitled to a bonus under this Plan for a fiscal year only if he or she is an employee of the Corporation on the last day of such fiscal year.

         (c) If an Eligible Employee's employment with the Corporation has been terminated by the Corporation during a fiscal year without cause, as determined by the Board in its sole discretion, the Eligible Employee shall not receive a bonus for such fiscal year unless approved by the Board in its discretion.

6. ADMINISTRATION OF PLAN

         The Board shall determine the rights of any individual to a bonus hereunder and shall otherwise administer the Plan in its sole discretion. To the extent necessary, or as otherwise determined by the Board, all duties and responsibilities provided to the Board hereunder may be exercised by the Compensation Committee of the Board in accordance with its charter. Furthermore, the Board or the Compensation Committee of the Board may delegate any administrative duties hereunder to an authorized officer of the Corporation.

7. SUCCESSOR TO THE COMPANY

         This Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, and the Corporation shall require any such successor to expressly assume and agree to perform this Plan. As used in this Plan, "Corporation" shall mean the Corporation as defined herein and any successor to its business and/or assets.

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8. NO RIGHTS TO CONTINUED EMPLOYMENT

         This Plan shall not be construed to give an Eligible Employee a right of continued employment with, or the right to be retained in the employ of, the Corporation.

9. TAXES

         To the extent required by law, the Corporation shall withhold any federal, state or local taxes from payments made under this Plan, including social security (FICA) taxes.

10. AMENDMENT AND TERMINATION

         The Corporation shall be entitled to amend or terminate this Plan at any time by action of the Board; provided, however, that the Corporation shall not amend or terminate the Plan in a manner that affects a bonus that has already become payable hereunder to an Eligible Employee.

11. OTHER BONUSES

         The establishment and maintenance of the Plan shall in no way affect the Corporation's ability to award additional bonuses or stock options to employees of the Corporation.

12. MISCELLANEOUS

         (a) If any provision of this Plan shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Plan, all of which shall remain in full force and effect.

         (b) This Plan shall be construed and enforced in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Corporation has executed this Plan under seal through its duly authorized officers effective as of February 5, 1998

ATTEST:                                  PARK `N VIEW, INC.

(Corporate Seal)

                                         By:  /s/ Stephen L. Conkling
                                             --------------------------------
 /s/ Anthony Allen                           Stephen Conkling,
----------------------------------           Chief Operating Officer
Anthony Allen, Secretary



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                                    EXHIBIT A
                      Park `N View, Inc. Compensation Plan
                Schedule of Eligible Employee's Performance Goals
                               and Amount of Bonus


Name:
              --------------------------------------------

Fiscal year:
              --------------------------------------------


1. DESCRIPTION OF GOALS

         a.       Corporate Goal(s):

                  [Describe]





         b.       Individual Goal(s):

                  [Describe]





2. POTENTIAL BONUS

         a.       Amount of Base Potential Bonus:

                  $              (      % of $                    base salary).
                   -------------  ------      -------------------

         b. Percentage of Base Potential Bonus Tied to Achievement of Corporate Goal(s):

                           % ($                      ).
                  --------      --------------------

         c. Percentage of Base Potential Bonus Tied to Achievement of Individual Goal(s):

                           % ($                      ).
                  --------      --------------------



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3. ACTUAL BONUS

         a.       Actual Bonus Tied to Achievement of Corporate Goal(s):

                      Percentage of              Percentage of Base Potential
                Corporate Goal(s) Achieved       Bonus Specified in 2.b. Above

                        <  85%                               0%
                  >  85% but <  90%                       85% - 90%
                  -          -
                                                         (pro-rata)
                  >  90% but < 110%                         100%
                             -
                  > 110% but < 120%                         125%
                             -
                        > 120%                              135%

         b.       Actual Bonus Tied to Achievement of Individual Goal(s):

                      Percentage of             Percentage of Base Potential
               Individual Goal(s) Achieved     Bonus Specified in 2.c. Above

                        <  85%                               0%
                  >  85% but <  90%                       85% - 90%
                  -          -
                                                         (pro-rata)
                        >  90%                              100%




Dated                     , 19    .
      -------------------     ----


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